                                                                      EX-99.h.2.

                               SERVICES AGREEMENT

     This  Services  Agreement  ("Agreement")  is made as of _________ __, 2007,
(the "Effective Date") between Citi Fund Services Ohio, Inc.,  formerly known as
BISYS Fund Services Ohio, Inc.  ("Citi"),  an Ohio corporation having a place of business at 3435 Stelzer  Road,  Columbus,  Ohio 43219 and  Aberdeen  Funds (the
"Company")  a Delaware  statutory  trust,  having a place of business at 5 Tower
Bridge, 300 Barr Harbor Drive Suite 300, West Conshohocken, Pennsylvania 19428.

     WHEREAS, the Company desires that Citi perform fund accounting and transfer agency services for the investment  portfolios of the Company listed on Schedule
A to  this  Agreement,  as  well as such  additional  investment  portfolios  as hereafter may be established by the Company from time to time (collectively, the
"Funds");

     WHEREAS,  Citi is  willing  to  perform  such  services  on the  terms  and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in  exchange  for good and  valuable  consideration,  the receipt and sufficiency of which are  acknowledged,  the Company and Citi hereby agree as follows:

1.   Retention of Citi.

     The Company  hereby  retains  Citi to act as fund  accountant  and transfer agent of the  Company  and the Funds,  and to furnish  the Company and the Funds with fund  accounting and transfer agency services as set forth in Sections 2(a)
through (b) below.  Citi will perform the  services  upon the terms set forth in this Agreement and the Schedules to this Agreement.

     Citi  shall,  for all  purposes  herein,  be  deemed  to be an  independent contractor and, except as otherwise expressly provided or authorized, shall have no authority to act for or represent  the Company or Funds in any way, and shall not be deemed an agent of the Company or any Funds.

2.   Services.

     (a)  Fund Accounting Services.  Citi shall perform for the Company the fund accounting  services set forth in Schedule B to this  Agreement.  Citi shall also perform such special accounting services,  and furnish such reports,  for the Company  and the Funds to the extent  agreed upon by the parties from time to time, for which the Company will pay Citi the amounts agreed upon between them.

     (b)  Transfer  Agency  Services.  Citi shall  perform  for the  Company the transfer  agency  services set forth in Schedule C to this  Agreement.
          Citi also  agrees to perform  for the Company  such  special  transfer agency  services,  and furnish such  reports,  for the Company and the
          Funds to the extent agreed upon by the parties from time to time,  for which the Company will pay Citi the amounts agreed upon between them.

     Citi shall  perform  such other  services for the Company or the Funds that are mutually agreed upon by the parties from time to time, for which the Company will pay Citi the amounts agreed upon between them, from time to time. Except as explicitly set forth herein,  Citi shall only perform additional services as are set forth in an amendment to this Agreement,  in  consideration  of such fees as the parties agree.

     Citi  may use one or  more  third  parties  to  perform  some or all of its obligations  under this Agreement.  Citi shall be fully responsible for the acts of such third  parties and shall not be relieved of any of its  responsibilities under this Agreement by virtue of the use of such third parties.

3.   Allocation of Charges and Expenses.

     Citi shall  furnish  at its own  expense  the  executive,  supervisory  and clerical  personnel  necessary to perform its obligations  under this Agreement.
Citi shall pay all compensation, if any, of officers and trustees of the Company who are affiliated  persons of Citi or any affiliated entity of Citi;  provided, however,  that  unless  otherwise  specifically  provided,  Citi  shall  not  be obligated to pay the  compensation  of any employee or agent of the Company (who is not a Citi  employee)  retained by the Board of Trustees of the Company  (the
"Board") to perform services on behalf of the Company.

     The Company assumes and shall pay or cause to be paid all other expenses of the Company not  otherwise  allocated  herein,  including,  without  limitation, organization costs, taxes, expenses for Company legal and auditing services, the expenses of preparing  (including  typesetting),  printing and mailing  reports, prospectuses,  statements of additional information, proxy solicitation material and notices to existing  shareholders  of record of the Funds  ("Shareholders"), all  expenses  incurred  in  connection  with  issuing and  redeeming  shares of beneficial interest in the Funds ("Shares"), the cost of custodial services, the cost of initial and ongoing  registration  of the Shares under Federal and state securities  laws,  fees  and  out-of-pocket  expenses  of  trustees  who are not affiliated  persons of Citi or any affiliate of Citi (fees for other "interested trustees" may be paid by parties other than the Company),  insurance,  interest, brokerage costs,  litigation and other  extraordinary or nonrecurring  expenses, and all fees and charges of investment advisers.

4.   Fees and Eixpenses.

     (a)  The  Company  shall pay Citi for the  services  to be provided by Citi under this  Agreement in accordance  with, and in the manner set forth in, Schedule D to this Agreement.  Fees for any additional services to be provided by Citi  pursuant to an amendment to any of Schedules B or
          C shall be subject to mutual  agreement at the time such  amendment is proposed.

     (b)  In  addition  to  paying  Citi the fees set forth in  Schedule  D, the
          Company agrees to reimburse  Citi for all of its actual  out-of-pocket
          expenses   reasonably   incurred  in  providing  services   hereunder,
          including without limitation:

          (i)  All direct  telephone,  telephone  transmission  and  telecopy or other electronic  transmission expenses incurred in communication
               with  the  Company  or  the  Company's   investment   adviser  or
               custodian, broker-dealers, shareholders or others as required for
               Citi to perform the services to be provided hereunder;

          (ii) The cost of  electronic  storage  of  Company  records  and other materials;

          (iii) All freight and other delivery and bonding  charges  incurred in delivering  materials  to and from the  Company,  its  investment advisers and custodian;

          (iv) All printing,  production  (including graphics support,  copying, and binding) and  distribution  expenses  incurred in relation to
               Board meeting materials,  tax forms,  statements of average cost, daily confirmations, periodic statements, new account letters and maintenance letters;

          (v)  Check and payment processing fees;

          (vi) IRA custody and other related fees;

          (vii) NSCC and related costs;

          (viii) Sales taxes;

          (ix) Costs of shareholder correspondence;

          (x)  Costs of tax data services;

          (xi) Costs of rating agency services; and

          (xii) Any expenses  incurred at the written direction of an officer of the  Company;  provided  however,  that  such  officer  is not an officer or employee of Citi or its affiliates.

     (c)  In  addition,   Citi  shall  be  entitled  to  receive  the  following
          miscellaneous fees and charges:

          (i)  Ad  hoc  reporting  fees  billed,   when  mutually  agreed  upon,
               according to applicable rate schedules;

          (ii) Fees for pricing  information used in connection with pricing the securities and other investments of each Fund,  provided that the
               Fund shall not be charged an amount  greater  than the amount the
               Fund would be charged if it  obtained  the  information  directly from the relevant vendor or vendors,  including costs incurred by
               Citi to Fair Value Information Vendors (as defined in Schedule B)
               with respect to the provision of fair value  pricing  information to Citi for use in valuing the  portfolio  holdings of a specific
               Fund or Funds that the  Company  designates  as being  subject to fair  value  determinations  and  for  which  services  are to be provided by Citi  hereunder  (such costs shall be incurred at the
               discounted  group  rate  made  available  to  Citi  clients,   if
               applicable);

          (iii) A fee for managing  and  overseeing  the report,  print and mail functions  performed by Citi using  third-party  vendors,  not to exceed $.04 per page for Board meeting  materials,  tax forms and
               statements  of  average  cost,   and  $.03  per  page  for  daily
               confirmations,  periodic  statements,  new  account  letters  and maintenance  letters;  fees for  programming  in connection  with creating  or  changing  the  forms  of  statements,  billed  at a mutually agreed upon rate; and costs for postage, couriers, stock computer paper, computer disks,  statements,  labels,  envelopes, checks,  reports,  letters, tax forms, proxies,  notices or other forms of printed  material  (including the costs of preparing and printing all printed  materials)  which shall be required for the performance of the services to be provided hereunder;

          (iv) Fees and expenses  associated  with providing the "AML Services,"
               as defined in Section 23 of this  Agreement,  and as set forth in further detail on Schedule D;

          (v)  System development fees, billed at a mutually agreed upon rate as approved by the Company,  and all  systems-related  expenses,  as agreed upon in advance,  associated with the provision of special reports and services;

          (vi) Fees  for  development  of any  custom  interfaces,  billed  at a mutually agreed upon rate;

          (vii) Interactive  Voice Response  System fees,  charged  according to
               Citi's  standard rate  schedule,  and  applicable to the level of service (e.g., basic, transaction, premium) selected; and

          (viii) In the  event  that  Citi is  requested  or  authorized  by the
               Company  or is  required  by  governmental  regulation,  summons, subpoena, investigation, examination or other legal or regulatory process  to  produce  documents  or  personnel  with  respect  to services provided by Citi to the Company or any Fund, the Company will, so long as Citi is not the subject of the  investigation or proceeding in which the  information is sought,  pay Citi for its professional  time (at its standard  billing rates) and reimburse
               Citi  for  its  out-of-pocket   expenses  (including   reasonable
               attorneys  fees)  incurred  in  responding  to such  requests  or requirements.

          (ix) Blue sky check processing and payment fees.

               All rights of  compensation  under this  Agreement  for  services performed  and  for  expense  reimbursement  and for  payment  of miscellaneous  fees and charges shall survive the  termination of this Agreement.

     (d)  Citi shall use reasonable  efforts to notify the Company of changes in material,  substantial vendors and subcontractors that directly impact the Funds' Rule 38a-1 compliance procedures;  provided,  however, that
          Citi shall have no  obligation  to notify the  Company of any  changes that would not result in a change to the Funds' control procedures.

5.   Effective Date.

     This Agreement shall become effective as of the Effective Date.

6.   Term; Liquidated Damages.

     (a)  This  Agreement  shall continue in effect for an initial term of three years from the Effective Date (the "Initial Term"). Thereafter, unless otherwise terminated pursuant to this Agreement,  this Agreement shall be renewed  automatically  for successive one year periods  ("Rollover
          Periods"). This Agreement may be terminated only (i) by provision of a written notice of  non-renewal  provided at least 90 days prior to the end of the  Initial  Term or any  Rollover  Period  (which  notice  of non-renewal  will cause this  Agreement  to terminate as of the end of the Initial Term or such  Rollover  Period,  as  applicable),  (ii) by mutual  agreement  of the  parties,  or (iii) for  "cause," as defined below,  upon the  provision of 30 days advance  written  notice by the party alleging  cause.  After the Initial Term,  this Agreement may be terminated  by  either  party at any  time  without  penalty  upon the provision of a minimum of six (6) months' prior written  notice to the other party.

     (b)  For  purposes  of this  Section 6,  "cause"  shall mean (a) a material breach of this  Agreement  that has not been  remedied  within 30 days following written notice of such breach from the non-breaching  party;
          (b) a  final,  unappealable  judicial,  regulatory  or  administrative ruling  or order in which the party to be  terminated  has been  found guilty  of  criminal  or  unethical  behavior  in the  conduct  of its business; or (c) financial difficulties on the part of the party to be terminated  which are evidenced by the  authorization  or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a  voluntary  or  involuntary  case  under  Title 11 of the United
          States Code, as from time to time is in effect, or any applicable law, other  than  said  Title  11,  of  any  jurisdiction  relating  to the liquidation or  reorganization  of debtors or to the  modification  or alteration of the rights of creditors.

     (c)  Notwithstanding the foregoing  termination  provisions,  following any such termination,  in the event that Citi in fact continues to perform any one or more of the services contemplated by this Agreement (or any
          Schedule  or  exhibit  to this  Agreement)  with  the  consent  of the
          Company,   the  provisions  of  this  Agreement,   including   without
          limitation   the   provisions    dealing   with    compensation    and
          indemnification,  shall  continue in full force and  effect.  Fees and out-of-pocket expenses incurred by Citi but unpaid by the Company upon such  termination  shall  be  immediately  due and  payable  upon  and notwithstanding  such  termination.  The Company shall pay to Citi, in addition to the fees and expenses provided in Sections 3 and 4 of this
          Agreement,  the amount of all of Citi's reasonable cash  disbursements in connection  with Citi's  activities in effecting such  termination, including  without  limitation,  the  delivery  to  the  Company,  its investment  adviser  and/or other parties of the  Company's  property, records,  instruments  and  documents,  such  amount  to be paid on or before the date of such termination.

     (d)  If, for any reason other than (i) non-renewal, (ii) termination by the
          Administrator  upon the  provision  of six (6) month's  prior  written notice,  after the Initial Term, (iii) mutual agreement of the parties or (iv) "cause", the Company terminates this Agreement, or the Company terminates Citi's services, or Citi is replaced as service provider to the Company or some or all of the Funds, then the Company shall make a one-time cash payment to Citi, in  consideration  of the fee structure and services to be provided under this Agreement, equal to the balance that would be due Citi for its services  under this  Agreement  during the lesser of (x) the  balance of the Initial  Term or any  applicable
          Rollover Period,  as the case may be, or (y) 6 months,  if the Company is terminating based on establishing,  in good-faith,  dissatisfaction with the quality of the  provision of Services,  or 12 months,  if the
          Company is  terminating  for any other reason,  and  assuming,  in all instances,  for purposes of the  calculation  of the one-time  payment that the fees that  would be earned  by Citi for each  month  would be based upon the  average  fees  payable to Citi  monthly  during the 12 months before the date of the event that triggers such payment.

     (e)  In the  event  that the  Company  or any Fund is, in part or in whole, liquidated,  dissolved, merged into a third party, acquired by a third party, or involved in any other  transaction  that materially  reduces the assets and/or accounts serviced by Citi pursuant to this Agreement during the Initial  Term,  or after the Initial  Term,  if the Company fails to provide a minimum of six (6) months'  advance written notice, the liquidated damages provision set forth above shall be applicable.

     (f)  If one of the events  described  above is partial (e.g., a termination of Citi as provider of some but not all of the  services  set forth in this  Agreement,  or a liquidation  of some but not all of the Funds), the  liquidated  damages  amount  payable  by  the  Company  shall  be appropriately adjusted on a pro rata basis.

     (g)  Any  liquidated  damages  amount  payable to Citi shall be paid by the
          Company on or before the date of the event that  triggers  the payment obligation.

     (h)  The parties further acknowledge and agree that, upon the occurrence of any of the  events  described  above:  (i) a  determination  of actual damages  incurred by Citi would be extremely  difficult,  and (ii) the liquidated  damages payment  described above is intended to adequately compensate Citi for damages incurred and is not intended to constitute any form of penalty.

7.   Standard of Care; Force Majeure; Limitation of Liability.

     (a)  Citi shall use reasonable professional diligence in the performance of services under this Agreement,  but shall not be liable to the Company for any action  taken or omitted by Citi in the  absence of bad faith, willful  misfeasance,  negligence  or reckless  disregard by it of its obligations and duties.  The duties of Citi shall be confined to those expressly  set forth in this  Agreement,  and no  implied  duties  are assumed by or may be asserted against Citi under this Agreement.

     (b)  Notwithstanding any other provision of this Agreement, Citi assumes no responsibility  hereunder,  and shall not be liable  for,  any damage, loss of data,  delay or any  other  loss  whatsoever  caused by events beyond Citi's control.  Events beyond Citi's control include,  without limitation,  force majeure events, such as natural disasters,  actions or decrees of governmental  bodies,  and communication  lines failures that are not the fault of either party. In the event of force majeure, computer  or other  equipment  failures  or other  events  beyond  its control,  Citi shall  follow  applicable  procedures  in its  disaster recovery  and  business  continuity  plan  and  use  all  commercially reasonable efforts to minimize any service interruption.

     (c)  Citi shall  provide  the  Company,  at such times as the  Company  may reasonably request, copies of reports rendered by independent auditors on the  internal  controls  and  procedures  of Citi  relating  to the services provided by Citi under this Agreement.

     (d)  NOTWITHSTANDING  ANYTHING IN THIS  AGREEMENT  TO THE  CONTRARY,  IN NO
          EVENT SHALL CITI,  ITS  AFFILIATES  OR ANY OF ITS OR THEIR  DIRECTORS,
          OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR EXEMPLARY,
          PUNITIVE,  SPECIAL,  INCIDENTAL,  INDIRECT OR  CONSEQUENTIAL  DAMAGES,
          INCLUDING LOST REVENUE,  LOST PROFITS,  AND LOST OR DAMAGED DATA, EACH
          OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES, REGARDLESS OF
          WHETHER  SUCH  DAMAGES  WERE  FORESEEABLE  OR WHETHER A PARTY HAS BEEN
          ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.   Legal Advice.

     Citi may notify the  Company if Citi  reasonably  determines  that it is in
need  of  the  advice  of  counsel  to  the   Company   with  regard  to  Citi's
responsibilities and duties pursuant to this Agreement. If the advice Citi seeks relates to its responsibilities and duties to more than one of its clients, Citi shall be  responsible  for seeking  advice of its  counsel or other  counsel and shall be liable for  payment of such  counsel.  Citi may rely upon the advice of counsel to the Company;  however,  this Agreement shall not obligate  counsel to the Company to render such advice.  After so notifying the Company, if Citi does not obtain the advice of counsel to the Company  within a  reasonable  period of time,  Citi shall be  entitled  to seek,  receive  and act upon  advice of legal counsel of its  reasonable  choosing  at the  reasonable  expense of the Company unless relating to a matter  involving  Citi's willful  misfeasance,  bad faith,
negligence  or  reckless  disregard  of  Citi's   responsibilities   and  duties
hereunder.  Citi  shall in no event be liable to the  Company or any Fund or any shareholder or beneficial  owner of the Company for any action  reasonably taken pursuant to legal advice rendered in accordance with this paragraph.

9.   Instructions / Certain Procedures, etc.

     (a)  Citi shall be protected in acting upon any document that it reasonably believes  to be genuine and to have been  signed or  presented  by the proper person or persons.  Citi will not be held to have notice of any change  of  authority  of any  officers,  employees  or  agents of the
          Company until receipt of actual notice thereof from the Company.

     (b)  Subject to Section 23(b) of this Agreement, whenever Citi is requested or authorized to take action hereunder pursuant to instructions from a
          shareholder,   or  a  properly   authorized  agent  of  a  shareholder
          ("shareholder's  agent"),  concerning an account in a Fund, Citi shall be entitled to rely upon any  certificate,  letter or other instrument or communication  (including electronic mail),  reasonably believed by
          Citi  to be  genuine  and  to  have  been  properly  made,  signed  or authorized by an officer or other  authorized  agent of the Company or by the  shareholder or  shareholder's  agent,  as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate  signed by an officer of the Company or any other person  authorized by the Board or by the shareholder or shareholder's agent, as the case may be.

     (c)  As  to  the  services  to  be  provided   hereunder,   Citi  may  rely
          conclusively  upon the terms of the relevant  then-current  Prospectus and Statement of Additional  Information of the Company, to the extent that such services are described  therein unless Citi receives written instructions to the contrary in a timely manner from the Company.

     (d)  The parties may amend any  procedures  adopted,  approved or set forth herein by written  agreement as may be appropriate or practical  under the  circumstances,  and Citi may  reasonably  assume that any special procedure  which has been  approved  by an  executive  officer  of the
          Company (other than an officer or employee of Citi or its  affiliates)
          does not conflict  with or violate any  requirements  of the Company's
          Declaration of Trust, By-Laws or then-current Prospectus.

     (e)  The Company acknowledges receipt of a copy of Citi's policy related to the  acceptance  of trades for prior day  processing  (the "Citi As-of
          Trading  Policy").  Citi may amend the Citi As-of Trading  Policy from time to time in its sole discretion, but will provide prompt notice to the Company of such  amendment.  Citi may apply the Citi As-of Trading
          Policy whenever  applicable,  unless Citi agrees in writing to process trades  according to such other as-of trading policy as may be adopted by the Company and furnished to Citi by the Company.

     (f)  The  Company  acknowledges  and agrees  that  deviations  from  Citi's written transfer agent compliance procedures may involve a substantial risk of loss. In the event an authorized representative of the Company
          (other than an officer or employee of Citi or its affiliates) requests that an  exception  be made from any  written  compliance  or transfer agency  procedures  adopted by Citi,  or any  requirements  of the AML
          Program (as defined in Section 16 of this Agreement),  Citi may in its sole discretion  determine  whether to permit such  exception.  In the event Citi determines to permit such exception,  the same shall become effective  when  set  forth in a  written  instrument  executed  by an authorized  representative  of the  Company  (other than an officer or employee  of  Citi  or its  affiliates)  and  delivered  to  Citi  (an
          "Exception");  provided that an Exception  concerning the requirements of the Company's AML Program shall also be authorized by the Company's
          AML Compliance  Officer (as defined in Section 16 of this  Agreement).
          An Exception  shall be deemed to remain  effective  until the relevant instrument expires according to its terms (or if no expiration date is stated,  until Citi receives written notice from the Company that such instrument  has been  terminated  and the  Exception  is no  longer in
          effect).   Notwithstanding   any  provision  in  this  Agreement  that
          expressly or by implication provides to the contrary,  as long as Citi acts  in good  faith,  Citi  shall  have no  liability  for any  loss, liability,  expenses  or damages  to the  Company  resulting  from the
          Exception, and the Company shall indemnify Citi and hold Citi harmless from any loss,  liability,  expenses (including  reasonable  attorneys fees) and damages resulting to Citi therefrom.

     (g)  The  Company  instructs  and  authorizes  Citi to provide  information pertaining to the Funds' investments to Fair Value Information Vendors
          (as  defined  in  Schedule  B)  in  connection  with  the  fair  value determinations  made  under the  Company's  Valuation  Procedures  (as defined in Schedule B) and other  legitimate  purposes  related to the services to be provided hereunder. The Company acknowledges that while
          Citi's  services  related to fair value pricing are intended to assist the  Company  and its Board in its  obligations  to price and  monitor pricing of Fund investments,  Citi does not assume  responsibility for
          the   accuracy   or   appropriateness   of  pricing   information   or
          methodologies,   including  any  fair  value  pricing  information  or
          adjustment factors.

10.  Indemnification.

     (a)  The  Company  shall   indemnify  and  hold  harmless   Citi,  and  its
          affiliates,  subsidiaries and parents,  and their  employees,  agents, directors, officers and nominees from and against any claims, demands,
          actions,  suits,  judgments,   liabilities,  losses,  damages,  costs,
          charges,  reasonable  counsel fees and other  expenses  (collectively,
          "Losses")  resulting  directly and proximately from Citi's performance of services under this Agreement or based, if applicable,  upon Citi's reasonable reliance on information,  records, instructions or requests pertaining  to services  hereunder,  that are given or made to Citi by the Company, the investment adviser, or other authorized agents of the
          Company; provided that this indemnification shall not apply to actions or  omissions  of  Citi  involving  bad  faith,  willful  misfeasance, negligence or reckless disregard by Citi of its obligations and duties under this Agreement.

     (b)  Citi shall indemnify, defend, and hold the Company and its affiliates, subsidiaries  and  parents,  and its  trustees,  officers,  agents and nominees  harmless  from and against  Losses  resulting  directly  and proximately from Citi's willful  misfeasance,  bad faith or negligence in the  performance  of, or the reckless  disregard  of, its duties or obligations  hereunder;  provided that this indemnification  shall not apply to actions or  omissions  of the  Company  involving  bad faith, willful  misfeasance,  negligence or reckless disregard by the Company of its obligations and duties.

     (c)  In order that the  indemnification  provisions  contained herein shall apply,  if in any case a party may be asked to  indemnify  or hold the other party harmless,  the other party shall fully and promptly advise the  indemnifying  party in writing of all pertinent facts  concerning the situation in question. The party seeking  indemnification will use all reasonable care to identify and notify the  indemnifying  party in writing  promptly  concerning any situation  which presents or appears likely to present the probability of such a claim for  indemnification against  the  indemnifying  party,  but failure to do so in good faith shall  not  affect  the  rights  hereunder  except to the  extent  the indemnifying party is materially  prejudiced thereby. As to any matter
          eligible  for   indemnification,   an  indemnified   party  shall  act
          reasonably  and in accordance  with good faith  business  judgment and shall not  effect  any  settlement  or confess  judgment  without  the consent of the indemnifying party, which consent shall not be withheld or delayed unreasonably.

     (d)  The indemnifying  party shall be entitled to participate in at its own expense  or, if it so elects,  to assume  the  defense of any claim or suit subject to this indemnity  provision.  If the indemnifying  party elects to assume the defense of any such claim,  the defense  shall be conducted by counsel chosen by it and reasonably  satisfactory  to the indemnified  party. In the event that the indemnifying party elects to assume the  defense of any suit and retain  counsel,  the  indemnified party  shall  bear the fees and  expenses  of any  additional  counsel retained by it. An indemnifying  party shall not effect any settlement without  the  consent of the  indemnified  party  (which  shall not be withheld or delayed unreasonably by the indemnified party) unless such settlement  imposes no liability,  responsibility  or other obligation upon the  indemnified  party  and  relieves  it of all  fault.  If the indemnifying  party does not elect to assume the  defense of suit,  it will  reimburse  the  indemnified  party for the  reasonable  fees and expenses of counsel  retained by the indemnified  party and reasonably satisfactory  to the  indemnifying  party.  The  indemnity and defense provisions  set forth herein  shall  survive the  termination  of this
          Agreement.

     (e)  The  provisions  of this Section 10 are subject to the  provisions  of
          Section 9 of this Agreement.

11.  Record Retention and Confidentiality.

     Citi shall keep and maintain on behalf of the Company all books and records which are customary or which are required to be kept in  connection  with Citi's services  pursuant to  applicable  statutes,  rules and  regulations,  including without  limitation  Rules 31a-1 and 31a-2 under the  Investment  Company Act of
1940, as amended (the "1940 Act").  Citi further  agrees that all such books and records  shall be the property of the Company and to make such books and records available for inspection by the Company at reasonable times or by the Securities and Exchange Commission (the "Commission") promptly.

     Citi shall otherwise keep  confidential  all books and records  relating to the Fund and its  shareholders,  except when (i)  disclosure is required by law,
(ii) Citi is advised by counsel that it may incur  liability for failure to make
a  disclosure,   (iii)  Citi  is  requested  to  divulge  such   information  by
duly-constituted  authorities or court process, (iv) Citi is requested to make a disclosure by a shareholder or  shareholder's  agent with respect to information concerning  an  account  as to  which  such  shareholder  has  either a legal or beneficial  interest  and a  legal  right  to  such  information  at  such  time consistent  with the Company's  Declaration of Trust,  Prospectus and applicable law, or (v) as requested or authorized by the Company (including pursuant to its policies and procedures). Citi shall provide the Company with reasonable advance notice of disclosure pursuant to items (i) - (iii) of the previous sentence,  to the extent reasonably practicable. The provisions of this Section 11 are subject to the  provisions of Section  23(b) of this  Agreement  (Anti-Money  Laundering
Provisions).

12.  Reports.

     Citi shall furnish to the Company and to its properly-authorized  auditors, investment  advisers,  examiners,  distributors,  broker-dealers,  underwriters, salesmen,  insurance  companies and others designated by the Company in writing, such  reports at such times as are  prescribed  pursuant to this  Agreement  (or schedules  to this  Agreement),  or as  subsequently  agreed upon by the parties pursuant to an amendment to this Agreement (or schedules to this Agreement). The
Company  agrees to examine each such report or copy  provided to it promptly and will report or cause to be reported to Citi any errors or discrepancies therein.

13.  Rights of Ownership.

     All  computer  programs,  systems and  procedures  employed or developed by
Citi,  or on behalf of Citi by system  providers  or  vendors  used by Citi,  to perform  services  required to be provided by Citi under this  Agreement are the property of Citi.  All records and other data  maintained  hereunder,  excepting such computer  programs,  systems and procedures,  are the exclusive property of the  Company.  All such  records  and other  data which is the  property  of the
Company  shall  be  furnished  to the  Company  in  appropriate  form as soon as practicable after termination of this Agreement for any reason.

14.  Return of Records.

     Citi shall promptly upon the Company's demand, turn over to the Company and cease to retain Citi's files,  records and documents  created and  maintained by
Citi  pursuant  to this  Agreement  which  are no  longer  needed by Citi in the performance of its services or for its legal protection.  If the Company has not requested that its files,  records and documents  created and maintained by Citi pursuant to this  Agreement be turned over to the Company,  such  documents  and records  shall be retained by Citi,  at the expense of the Company,  for six (6)
years  from the  date of  creation.  At the end of such  six-year  period,  such records  and  documents  shall be turned  over to the  Company at the  Company's expense unless the Company authorizes in writing the destruction of such records and documents.

15.  Bank Accounts.

     Citi is hereby  granted  such power and  authority  as may be  necessary to establish  one or more bank  accounts for the Company with such bank or banks as are acceptable to the Company,  as may be necessary or appropriate  from time to time in connection with the transfer agency services to be performed  hereunder.
The  Company  shall be  deemed  to be the  customer  of such  bank or banks  for purposes of such accounts.  To the extent that the  performance of such services hereunder  shall require Citi to disburse  amounts from such accounts in payment of dividends,  redemption proceeds or for other purposes hereunder,  the Company shall  provide  such  bank or banks  with all  instructions  and  authorizations necessary for Citi to effect such disbursements.

16.  Representations and Warranties of the Company.

     The Company represents and warrants to Citi that:

     (a)  It is a trust duly formed and validly  existing  under the laws of the jurisdiction of its formation,  and has full capacity and authority to enter into this Agreement and to carry out its obligations hereunder;

     (b)  It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

     (c)  It is in  compliance  in all  material  respects  with  all  laws  and regulations applicable to its business and operations;

     (d)  This  Agreement  has been duly  authorized  by the Company  and,  when executed and delivered by the Company,  will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in  accordance  with its  terms,  subject to  bankruptcy,  insolvency, reorganization,  moratorium  and  other  laws of  general  application affecting the right and remedies of creditors and secured parties;

     (e)  By virtue of the Company's  Declaration of Trust,  shares of each Fund which are redeemed by the Company may be resold by the Company;

     (f)  (i) The Company has adopted a written anti-money  laundering  program, which  has  been  provided  to Citi  pursuant  to  Section  19 of this
          Agreement  (the "AML  Program"),  and has  appointed an officer of the
          Company as the  Company's  anti-money  laundering  compliance  officer
          ("AML Compliance  Officer"),  (ii) the AML Program and the designation of the  AML  Officer  have  been  approved  by the  Board,  (iii)  the delegation  of certain  services  thereunder  to Citi,  as provided in
          Section 23 of this Agreement, has been approved by the Board, and (iv)
          the Company will submit any material  amendments to the AML Program to
          Citi for Citi's  review and consent  prior to adoption,  in accordance with Section 21 of this Agreement; and

     (g)  The  Company  has  entered  into  a  confidentiality   agreement,   in
          accordance  with U.S.  Department  of the Treasury,  Financial  Crimes
          Enforcement Network ("FinCEN") release FIN-2006-G013, dated October 4,
          2006,  with  Funds'  investment   adviser,   and  the  Company  hereby
          authorizes Citi,  acting in its capacity as transfer agent, to provide
          the  investment  adviser  with  information   related  to  shareholder
          Suspicious Activity Reports, upon request.

17.  Representations and Warranties of Citi.

     Citi represents and warrants to the Company that:

     (a)  It is a corporation  duly  incorporated and validly existing under the laws of the state of Ohio,  and has full  capacity  and  authority  to enter into this Agreement and to carry out its obligations hereunder;

     (b)  It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

     (c)  It is,  and  shall  continue  to be,  in  compliance  in all  material respects  with all  provisions  of law  applicable to it in connection
          with  its  services   hereunder,   including  Section  17A(c)  of  the
          Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (d)  The various  procedures  and  systems  which it has  implemented  with regard to safekeeping from loss or damage  attributable to fire, theft or any other cause of the blank checks, records, and other data of the
          Company and Citi's equipment,  facilities,  and other property used in the  performance  of its  obligations  hereunder  are  reasonable  and adequate and that it will make such changes  therein from time to time
          as  are  reasonably   required  for  the  secure  performance  of  its
          obligations hereunder; and

     (e)  This Agreement has been duly authorized by Citi and, when executed and delivered  by  Citi,  will  constitute  a  legal,  valid  and  binding obligation of Citi,  enforceable  against Citi in accordance  with its terms, subject to bankruptcy, insolvency,  reorganization,  moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.

     EXCEPT AS EXPRESSLY  PROVIDED IN THIS AGREEMENT,  ALL  REPRESENTATIONS  AND
WARRANTIES,  INCLUDING,  WITHOUT LIMITATION,  ANY WARRANTIES  REGARDING QUALITY,
SUITABILITY,  MERCHANTABILITY,  FITNESS FOR A  PARTICULAR  PURPOSE OR  OTHERWISE
(IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE
SERVICES OR ANY GOODS  PROVIDED  INCIDENTAL TO THE SERVICES  PROVIDED UNDER THIS
AGREEMENT BY CITI ARE COMPLETELY DISCLAIMED.

18.  Insurance.

     Citi shall maintain a fidelity bond covering  larceny and  embezzlement and an insurance  policy with respect to directors and officers errors and omissions
coverage,   in  amounts  that  are  appropriate  in  light  of  its  duties  and responsibilities  hereunder. Upon the request of the Company, Citi shall provide evidence  that  coverage is in place.  Citi shall notify the Company  should its insurance  coverage  with  respect  to  professional  liability  or  errors  and omissions  coverage be reduced or canceled.  Such notification shall include the date of cancellation or reduction and the reasons  therefore.  Citi shall notify the Company  promptly of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Company promptly should the total  outstanding  claims made by  Citi  under  its  insurance  coverage  materially  impair,  or  threaten  to materially impair, the adequacy of its coverage.

19.  Information to be Furnished by the Company and Funds.

     The Company agrees to furnish to Citi the following,  upon Citi's  request, each as amended and current as of the Effective Date:

     (a)  A copy of its organizational document and any amendments thereto;

     (b)  A copy of the Company's By-laws and any amendments thereto;

     (c)  A copy of the  resolutions of the Board regarding (i) approval of this
          Agreement and  authorization of a specified  officer of the Company to execute and deliver this  Agreement  and  authorization  for specified
          officers  of  the  Company  to  instruct  Citi  hereunder;   and  (ii)
          authorization of Citi to act as fund accountant and transfer agent for the Company;

     (d)  A certified  list of all officers of the Company,  with the  Company's
          AML Compliance  Officer included among the officers  therein,  and any other  persons  (who  may  be  associated  with  the  Company  or  its investment  advisor),  together  with  specimen  signatures  of  those officers and other persons who (except as otherwise provided herein to the contrary) shall be authorized to instruct Citi in all matters;

     (e)  Copies of each of the following documents employed by the Company:

          (i)  Prospectuses and Statement of Additional Information;

          (ii) Distribution Agreement; and

          (iii) All other forms commonly used by the Company or its  distributor
               with  regard  to  their   relationships   and  transactions  with
               shareholders of the Funds.

     (f)  A  certificate  as to shares of the Company  authorized,  issued,  and outstanding  as of the  Effective  Date  and  as to  receipt  of  full consideration by the Company for all shares outstanding;

     (g)  Contact  information for the Company's financing agent, if share-class financing is applicable;

     (h)  A copy of the  Company's  written AML Program,  including  any related policies and procedures; and

     (i)  The Company's Valuation Procedures as defined in Schedule B.

20.  Information Furnished by Citi.

     Citi agrees to furnish to the Company,  upon its  request,  evidence of the following:

     (a)  Approval of this Agreement by Citi, and  authorization  of a specified officer of Citi to execute and deliver this Agreement;

     (b)  Authorization of Citi to act as Transfer Agent and Fund Accountant for
          the Company;

     (c)  The current Citi As-of Trading Policy; and

     (d)  The  current  version of Citi  written  polices  and  procedures  with respect to its  provision  on AML  Services  (as defined in Section 23 below).

     Upon request,  Citi shall furnish a copy of the relevant  provisions of its internal policies on service of employees as executive  officers of funds ("Citi
Policies"), and any material amendments thereto, to the Company.

21.  Amendments to Documents.

     The  Company  will  provide  Citi  with  advance  notice  of  any  material amendments to the items set forth in Section 19 of this Agreement. Citi will not be responsible  for changing or conforming  its services to any such  amendments until Citi has reviewed and accepted  responsibility for the relevant changes in services.  Citi will consider such changes in good faith.  In the event that any such  amendment,  or change in laws applicable to the Company would require Citi to make specific  changes to its service model,  Citi will use  reasonable  good faith efforts to inform the Company of the changes that would be necessary,  and set out the  estimated  costs and  estimated  implementation  timetable  for any additional  services.  The  parties  shall then in good faith  agree to mutually agreeable terms applicable to such additional service.

22.  Reliance on Amendments.

     Citi may rely on any  amendments  to or changes in any of the documents and other items to be provided by the Company pursuant to Sections 19 and 21 of this
Agreement and the indemnification provisions of Section 10 hereof are applicable to Citi's reasonable reliance upon such amendments and/or changes. Although Citi is  authorized to rely on the  above-mentioned  amendments to and changes in the documents and other items to be provided  pursuant to Sections 19 and 21 of this
Agreement,  in the event the same relate to services provided by Citi hereunder,
Citi shall have no  liability  for  failure to comply with or take any action in conformity  with such  amendments or changes except as provided in Section 21 of this Agreement or as otherwise agreed upon in writing.

23.  Compliance with Laws.

     (a)  Prospectus and Public  Offering.  Except for information  which is the obligation of Citi as set forth in Section 11 of this  Agreement,  and except as provided in the  services  listed in the  schedules  to this
          Agreement  which  call  for  information  to be  provided  by Citi for inclusion in the Prospectus,  the Company assumes full  responsibility for the preparation,  contents, and distribution of each Prospectus of the Company in  compliance  with all  applicable  requirements  of the
          Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws,  rules and  regulations  of  governmental  authorities having jurisdiction. Subject to its obligations herein with respect to
          "blue sky" filings,  Citi shall have no obligation to take  cognizance hereunder  of laws  relating  to the sale of the  Funds'  shares.  The
          Company  represents and warrants that all shares of the Funds that are offered  to  the  public  are  covered  by an  effective  registration statement under the 1933 Act and the 1940 Act.

     (b)  Anti-Money Laundering Provisions.  The Company acknowledges that it is a  financial  institution  subject  to the law  entitled  Uniting  and
          Strengthening  America by  Providing  Appropriate  Tools  Required  to
          Intercept and Obstruct  Terrorism  ("USA PATRIOT") Act of 2001 and the
          Bank Secrecy Act (collectively,  the "AML Acts") and shall comply with
          the  AML   Acts  and   applicable   regulations   adopted   thereunder
          (collectively,  the "Applicable  AML Laws") in all relevant  respects, subject to the  delegation  of certain  responsibilities  to Citi,  as provided in the next paragraph below.

          The Company hereby delegates to Citi the performance, on behalf of the
          Company, of the anti-money  laundering services set forth under Item 6 of Schedule C (the "AML  Services")  with  respect to the  shareholder accounts  maintained  by Citi  pursuant  to this  Agreement,  and Citi agrees to the foregoing delegation and agrees to perform such services in accordance  with the Company's AML Program for the fee set forth on
          Schedule D to this Agreement. In connection therewith,  Citi agrees to maintain policies and procedures,  and related internal controls, that are consistent with the Company's AML Program and the requirement that
          the  Company  employ   procedures   reasonably   designed  to  achieve
          compliance with the Applicable AML Laws. Citi's obligations under this delegation  shall be subject to Sections 19 and 21 of this  Agreement, which require that the AML Program and any material amendments thereto be submitted to Citi for its review and consent prior to adoption.

          The  Company  agrees  and  acknowledges  that,   notwithstanding   the
          delegation  provided  for  in the  foregoing  paragraph,  the  Company maintains  full  responsibility  for ensuring that its AML Program is, and shall  continue to be,  reasonably  designed to ensure  compliance with the Applicable  AML Laws, in light of the particular  business of the Company,  taking into account factors such as its size,  location, activities and risks or vulnerabilities to money laundering.

          In  connection  with  the  foregoing  delegation,   the  Company  also
          acknowledges  that the  performance  of the AML Services  involves the exercise of discretion  which in certain  circumstances  may result in consequences to the Company and its shareholders  (such as in the case of  the  reporting  of  suspicious  activities  and  the  freezing  of shareholder  accounts).  In this regard,  (i) under  circumstances  in which the AML Program  authorizes the taking of certain actions,  Citi is granted the discretion to take any such action as may be authorized under the AML Program,  and  consultation  with  Company  shall not be required in connection  therewith unless  specifically  required under the AML Program, and (ii) the Company instructs Citi that it may avail the  Company  of any safe  harbor  from  civil  liability  that may be available under  Applicable AML Laws for making a disclosure or filing a report thereunder.

          As concerns Networked Level III accounts and omnibus accounts, the AML
          Services  performed  by Citi are subject to a more limited  scope,  as discussed in the Release  concerning  the final rule of the Department of the  Treasury,  31 CFR  103  and of  the  Commission,  17 CFR  270,
          entitled Customer  Identification  Programs for Mutual Funds issued on
          May 9, 2003 and  subsequent  guidance  issued jointly by such agencies entitled  Question  and  Answer  Regarding  the Mutual  Fund  Customer
          Identification Program Rule (31 CFR 103.131) issued on August 11, 2003

24.  Notices.

     Any notice  provided  hereunder  shall be  sufficiently  given when sent by registered or certified mail to the party required to be served with such notice at the following  address,  or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section 24:

If to the Company:

Aberdeen Funds
5 Tower Bridge
300 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428
Attn: Fund Administration

with a copy to:

Aberdeen Asset Management Inc.
1735 Market Street, 37th Floor
Philadelphia, PA  19103
Attn:  Legal

If to Citi:

Citi Fund Services Ohio, Inc.
3435 Stelzer Road
Columbus, OH 43219
Attn:  President

with a copy to:

c/o Citigroup Fund Services, LLC
2 Portland Square
Portland, Maine 04101
Attn: Legal Department

25.  Assignment.

     This Agreement and the rights and duties  hereunder shall not be assignable by either of the parties  without the prior written  consent of the other party;
provided,  however,  that either party may assign this Agreement to an affiliate of such party without the need for such consent. This Section 25 shall not limit or in any way affect  Citi's  right to use a third party to perform  obligations pursuant to Section 2 of this  Agreement.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their  respective  successors and permitted assigns.

26.  Governing Law.

     This  Agreement  shall be governed by and construed in accordance  with the laws of the State of New York,  without  regard to New York's  conflicts of laws principles,  and the applicable provisions of the Investment Company Act of 1940
(the "1940 Act").  To the extent that the laws of the State of New York conflict with the  applicable  provisions of the 1940 Act, the  applicable  provisions of
1940 Act shall control.

27.  Activities of Citi.

     The services of Citi rendered to the Company hereunder are not to be deemed to be  exclusive.  Citi is free to render  such  services  to others and to have other  businesses  and  interests.  It is understood  that  trustees,  officers, employees and  Shareholders  of the Company  and/or Fund are or may be or become interested  in Citi,  as officers,  employees or  otherwise  and that  partners, officers and employees of Citi and its counsel are or may be or become similarly interested in the Company and/or Fund, and that Citi may be or become interested in the Company and/or Fund as a shareholder or otherwise.

28.  Privacy.

     Nonpublic personal financial information relating to consumers or customers of the Company  provided  by, or at the  direction  of the  Company to Citi,  or collected or retained by Citi in the course of performing its duties as transfer agent, shall be considered confidential  information.  Citi shall not give, sell or in any way transfer such  confidential  information  to any person or entity, other than  affiliates of Citi  involved in servicing the Company  except at the direction  of  the  Company  or as  required  or  permitted  by  law  (including
Applicable AML Laws). Citi represents,  warrants and agrees that it has in place and will maintain  physical,  electronic  and procedural  safeguards  reasonably designed to protect  the  security,  confidentiality  and  integrity  of, and to prevent  unauthorized  access to or use of records and  information  relating to consumers or customers of the Company.  The Company  represents  to Citi that it has adopted a Statement of its privacy policies and practices as required by the
Commission's  Regulation  S-P and  agrees  to  provide  Citi with a copy of that statement annually.

29.  Miscellaneous.

     (a)  Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (b)  This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations,  understandings  and agreements bearing upon the subject matter covered herein.

     (c)  This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

     (d)  No amendment to this  Agreement  shall be valid unless made in writing and executed by both parties.

     (e)  If any  part,  term  or  provision  of  this  Agreement  is held to be illegal, in conflict with any law or otherwise invalid,  the remaining portion or portions shall be considered severable and not be affected, and the rights and  obligations  of the parties shall be construed and enforced  as if this  Agreement  did not  contain  such part,  term or provision.

                            [Signature page follows.]

     IN WITNESS  WHEREOF,  the parties  have caused  this  Agreement  to be duly executed all as of the date first above written.

                                           ABERDEEN FUNDS

                                           By: _________________________________
                                           Name:
                                           Title:

                                           CITI FUND SERVICES OHIO, INC.

                                           By: _________________________________
                                           Name:
                                           Title:

                                   SCHEDULE A
                        TO THE SERVICES AGREEMENT BETWEEN
                CITI FUND SERVICES OHIO, INC. AND ABERDEEN FUNDS

FUNDS

Aberdeen Global Financial Services Fund
Aberdeen Health Sciences Fund
Aberdeen Natural Resources Fund
Aberdeen Technology and Communications Fund
Aberdeen Hedged Core Equity Fund
Aberdeen Market Neutral Fund
Aberdeen Select Mid Cap Growth Fund
Aberdeen Select Equity Fund
Aberdeen Small Cap Opportunities Fund
Aberdeen Small Cap Fund
Aberdeen Small Cap Growth Fund
Aberdeen Select Small Cap Fund
Aberdeen Small Cap Value Fund
Aberdeen Tax-Free Income Fund
Aberdeen Select Growth Fund
Aberdeen Select Equity Long-Short Fund
Aberdeen China Opportunities Fund
Aberdeen Developing Markets Fund
Aberdeen Global Utilities Fund
Aberdeen International Equity Fund
Aberdeen Select Worldwide Fund
Aberdeen Optimal Allocations Fund:Growth
Aberdeen Optimal Allocations Fund:Moderate Growth
Aberdeen Optimal Allocations Fund:Moderate
Aberdeen Optimal Allocations Fund:Specialty
Aberdeen Optimal Allocations Fund:Defensive

                                   SCHEDULE B
                        TO THE SERVICES AGREEMENT BETWEEN
                CITI FUND SERVICES OHIO, INC. AND ABERDEEN FUNDS

                            FUND ACCOUNTING SERVICES

(a)  Citi will keep and  maintain the  following  books and records of each Fund pursuant to Rule 31a-1 (the "Rule") under the 1940 Act:

     1.   Journals  containing  an  itemized  daily  record  in  detail  of  all purchases and sales of securities,  all receipts and  disbursements of cash and all other  debits and  credits,  as  required  by  subsection
          (b)(1) of the Rule;

     2.   General  and  auxiliary  ledgers  reflecting  all  asset,   liability,
          reserve,  capital,  income and expense  accounts,  including  interest accrued and interest received,  as required by subsection (b)(2)(i) of the Rule;

     3.   Separate ledger accounts  required by subsection  (b)(2)(ii) and (iii)
          of the Rule; and

     4.   A monthly trial  balance of all ledger  accounts  (except  shareholder accounts) as required by subsection (b)(8) of the Rule.

(b)  In addition to the  maintenance of the books and records  specified  above,
     Citi shall perform the following accounting services for each Fund:

     1.   Allocate  income and  expense  and  calculate  the net asset value per share  ("NAV")  of each  class  of  shares  offered  by  each  Fund in accordance with the relevant  provisions of the applicable  Prospectus of each Fund and applicable regulations under the 1940 Act;

     2.   Apply securities  pricing  information as required or authorized under the terms of the  valuation  policies  and  procedures  of the Company
          ("Valuation  Procedures"),  including  (A)  pricing  information  from independent  pricing  services,  with respect to securities  for which market  quotations  are  readily  available,  (B) if  applicable  to a particular Fund or Funds, fair value pricing information or adjustment factors from  independent fair value pricing services or other vendors
          approved  by  the  Company  (collectively,   "Fair  Value  Information
          Vendors") with respect to securities  for which market  quotations are not readily  available,  for which a  significant  event has  occurred following  the close of the  relevant  market  but prior to the Fund's pricing time, or which are otherwise  required to be made subject to a fair  value  determination  under the  Valuation  Procedures,  and (C)
          prices obtained from each Fund's investment adviser or other designee, as approved by the Board;

     3.   Coordinate the preparation of reports that are prepared or provided by
          Fair Value  Information  Vendors which help the Company to monitor and evaluate its use of fair value pricing information under its Valuation
          Procedures;

     4.   Verify  and  reconcile  with the  Funds'  custodian  all  daily  trade activity;

     5.   Compute,  as  appropriate,  each Fund's net income and capital  gains, dividend  payables,  dividend factors,  7-day yields,  7-day effective yields,  30-day yields, and weighted average portfolio maturity;  (and other yields or standard or  non-standard  performance  information as mutually agreed);

     6.   Review daily the net asset value  calculation  and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset  values and  dividend  factors  for  reasonableness  and deviations,  and distribute net asset values and yields to NASDAQ; and
          as agreed, in certain cases, to newspapers;

     7.   If  applicable,  report to the Company the periodic  market pricing of securities  in any money  market  funds,  with the  comparison  to the amortized cost basis;

     8.   Determine  and report  unrealized  appreciation  and  depreciation  on securities held in variable net asset value funds;

     9.   Amortize  premiums and accrete  discounts  on fixed income  securities purchased  at a price  other  than face  value,  if  requested  by the
          Company;

     10.  Update fund  accounting  system to reflect rate  changes,  as received
          from  a  Fund's   investment   adviser,   on  variable  interest  rate
          instruments;

     11.  Post Fund transactions to appropriate categories;

     12.  Accrue expenses of each Fund according to  instructions  received from the  Company's  Administrator,  and  submit  changes to  accruals  and expense items to authorized  officers of the Company (who are not Citi employees) for review and approval;

     13.  Determine  the  outstanding  receivables  and  payables  for  all  (1)
          security  trades,  (2) Fund  share  transactions  and (3)  income  and expense accounts;

     14.  Provide  accounting  reports in connection  with and  coordinate  with independent  auditors  concerning the Company's  regular annual audit, and other audits and examinations by regulatory agencies;

     15.  Provide such periodic  reports as the parties shall agree upon, as set forth in a separate schedule;

     16.  Provide a representative (in a non-voting  capacity) for the Company's
          Pricing Committee, if any; and

     17.  Assist the Company in  identifying  instances  where market prices are not readily available, or are unreliable,  within parameters set forth in the Company's Valuation Procedures.

(c)  Citi shall also perform the following  additional  accounting  services for each Fund:

     1.   Provide  monthly  a hard  copy and  electronic  copy of the  unaudited financial statements described below, upon request of the Company. The unaudited financial statements will include the following items:

          A.   Unaudited Statement of Assets and Liabilities,

          B.   Unaudited Statement of Operations,

          C.   Unaudited Statement of Changes in Net Assets, and

          D.   Unaudited Condensed Financial Information

     2.   Provide accounting information for the following:  (in compliance with
          Reg. S-X as applicable):

          A.   federal  and state  income tax  returns  and  federal  excise tax returns;

          B.   the Company's  semi-annual reports with the SEC on Form N-SAR and
               Form N-CSR;

          C.   the Company's schedules of investments for filing with the SEC on
               Form N-Q;

          D.   the  Company's  annual and  semi-annual  shareholder  reports and quarterly Board meetings;

          E.   registration  statements on Form N-1A and other filings  relating to the registration of shares;

          F.   Citi's monitoring of each Fund's status as a regulated investment company under  Subchapter M of the Internal Revenue Code of 1986, as amended;

          G.   annual audit by the Company's auditors; and

          H.   examinations performed by the SEC.

     3.   Calculate turnover and expense ratio.

     4.   Prepare schedule of Capital Gains and Losses.

     5.   Provide daily cash report.

     6.   Maintain and report security  positions and transactions in accounting system.

     7.   Prepare Broker Commission Report.

     8.   Monitor expense limitations.

     9.   Maintain list of failed trades.

     10.  Provide unrealized gain/loss report.

                                   SCHEDULE C
                        TO THE SERVICES AGREEMENT BETWEEN
                CITI FUND SERVICES OHIO, INC. AND ABERDEEN FUNDS

Transfer Agency Services

1.   Shareholder Transactions

     (a)  Process shareholder purchase and redemption orders.

     (b)  Set  up  account  information,  including  address,  dividend  option, taxpayer identification numbers and wire instructions.

     (c)  Issue   confirmations   in  compliance  with  Rule  10b-10  under  the
          Securities Exchange Act of 1934, as amended.

     (d)  Issue periodic statements for shareholders.

     (e)  Process transfers and exchanges.

     (f)  Process  dividend  payments,  including  the  purchase  of new shares, through dividend reimbursement.

     (g)  Where  applicable,  process  redemption  fee as  stated  in  the  Fund
          Prospectus.

2.   Shareholder Information Services

     (a)  Produce detailed history of transactions  through duplicate or special order statements upon request.

     (b)  Provide  mailing  labels  for   distribution  of  financial   reports,
          prospectuses,  proxy  statements  or  marketing  material  to  current shareholders, upon request.

3.   Compliance Reporting

     (a)  Provide  reports  to  the  Securities  and  Exchange  Commission,  the
          National  Association  of Securities  Dealers,  Inc. and the states in which the Fund is registered.

     (b)  Prepare and distribute  appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

     (c)  Issue tax withholding reports to the Internal Revenue Service.

4.   Dealer/Load Processing (if applicable)

     (a)  Where  appropriate  information  is provided,  process  purchases made under the rights of accumulation  or a Letter of Intent  privileges at the appropriate breakpoint.

     (b)  Calculate  fees due under 12b-1 plans for  distribution  and marketing expenses.

     (c)  Provide for payment of commission on direct shareholder purchases in a load fund.

5.   Shareholder Account Maintenance

     (a)  Maintain all shareholder records for each account in the Company.

     (b)  Issue  customer  statements on scheduled  cycle,  providing  duplicate second and third party copies if required.

     (c)  Record shareholder account information changes.

     (d)  Maintain account documentation files for each shareholder.

6.   Anti-Money Laundering Services

     (a)  Where  appropriate  and information is available,  verify  shareholder identity upon opening new accounts.

     (b)  Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported,  and provide other  required  reports to the  Securities and
          Exchange  Commission,  the  U.S.  Treasury  Department,  the  Internal
          Revenue  Service  or each  agency's  designated  agent,  in each  case consistent with the Company's AML Program.

     (c)  Place holds on transactions  in shareholder  accounts or freeze assets in shareholder accounts, as provided in the Company's AML Program.

     (d)  Create   documentation   to  provide  a  basis  for  law   enforcement
          authorities to trace illicit funds.

     (e)  Maintain  all records or other  documentation  related to  shareholder accounts and transactions therein that are required to be prepared and maintained  pursuant to the Company's  AML Program,  and make the same available for inspection by (i) the Company's AML Compliance  Officer,
          (ii) any auditor of the Company's  AML Program or related  procedures, policies  or  controls  that has been  designated  by the  Company  in writing,  or (iii)  regulatory  or law  enforcement  authorities,  and otherwise  make  said  records  or other  documents  available  at the direction of the Company's AML Compliance Officer.

7.   Blue Sky Services

     Prepare  such  reports,   applications  and  documents  (including  reports
     regarding  the sale and  redemption  of  shares  in the  Company  as may be required in order to comply with Federal and state  securities laws) as may be necessary or desirable to register the shares in the Company  ("Shares")
     with  state  securities  authorities,   monitor  the  sale  of  Shares  for
     compliance with state securities laws, and file with the appropriate  state securities  authorities  the  registration  statements  and reports for the
     Company and the Shares and all amendments  thereto,  as may be necessary or convenient to register and keep effective the  registration  of the Company and the Shares with state  securities  authorities to enable the Company to make a continuous  offering of its Shares.  State  securities  ("Blue Sky")
     exemption  services are made available at an additional  standard fee which is earned by Citi based on exemptions obtained by the Company, including an annual minimum.

8.   Profile II Services

     Citi will  populate the Mutual Fund Profile II database  ("Profile  II") of the National  Securities Clearing  Corporation  ("NSCC") as required by the
     NSCC as of the date of this Amendment.

     In the event that, during the term of this Agreement, the NSCC modifies its requirements  with respect to the type of data that is required to populate
     Profile II, then Citi agrees to be responsible to populate  Profile II with such modified  types of data,  provided that doing so will not increase the burden (including, without limitation, cost or risk) to Citi, as reasonably determined by Citi,  subject to Citi's receipt of advance written notice of such modified requirements, and further subject to Citi's timetable for the implementation  of such changes,  and the Company's  agreement to reimburse
     Citi for any costs of  implementation.  Citi will  consider such changes in good faith and will use reasonable good faith efforts to inform the Company of the changes that would be necessary,  as well as the estimated costs and estimated implementation timetable.

     Citi will  obtain  the  information  from  Citi's  internal  records,  Fund prospectuses  and other Fund  documents,  and third  parties  that  provide services to the Funds or to Citi. Citi will use all commercially reasonable efforts to ensure that such information is accurate and updated on a timely basis.  Notwithstanding  any  provision of this  Agreement to the contrary,
     Citi's  aggregate  liability  for any and all  claims  with  respect to the
     Profile II services described above will be limited to the amount of actual monetary damages  sustained by the Company not to exceed the amount of fees paid to Citi by the  Company  for the  Profile  II  services  during the 12 months immediately preceding the date on which Citi receives written notice of the first damages claim related to the Profile II services.

Transfer Agency Representation

     Following each quarterly period,  Citi will provide a representation to the following  effect  pertaining  to the AML  Services  rendered by Citi  hereunder during such quarterly period:

     1.   Performance  of  good  order  review  for  all  new  and  reregistered accounts;

     2.   Performance  of  acceptance   review  for  all  monetary   instruments
          received;

     3.   Administration  of  signature  guarantee  policy  in  accordance  with prospectus requirements;

     4.   If applicable, administration of escrow hold policy in accordance with prospectus requirements;

     5.   Verification of customer address changes;

     6.   Verification of customer  identification  for all new accounts and all name changes on existing accounts;

     7.   Monitoring  of all purchase  transactions  made with cash  equivalents totaling in excess of $10,000.  The number of Form 8300 reports  filed during the period will be reported;

     8.   Monitoring of all accounts for suspicious activity. The number of Form
          SAR reports filed during the period will be reported;

     9.   Review of shareholder  names against lists of suspected  terrorist and
          terrorist    organizations    supplied    by   various    governmental
          organizations, such as the Office of Foreign Asset Control. The number of accounts  frozen and otherwise  reported to authorities  during the period will be reported;

     10.  Creation  of the  documentation  necessary  to provide a basis for law enforcement authorities to trace illicit funds;

     11.  Maintenance all records and other documentation related to shareholder accounts  and  transactions  required  to be prepared  and  maintained pursuant to the  Company's  AML program  for all Citi  transfer  agent services; and

     12.  Performance  of the  required due  diligence on any new  correspondent accounts opened during the period.

     The following will be provided in such  representation if the Company falls under the related USA PATRIOT Act of 2001 provisions:

     13.  Performance  of the required due diligence to help prevent the opening of any  accounts  for  foreign  shell banks  during the period  either directly or through correspondent accounts.

                                   SCHEDULE D
                        TO THE SERVICES AGREEMENT BETWEEN
                CITI FUND SERVICES OHIO, INC. AND ABERDEEN FUNDS

FEES

     The Company shall pay Citi on the first  business day of each month,  or as otherwise  set  forth  below,  fees  for fund  accounting  and  transfer  agency services, determined at the annual rates set forth below.

Asset-Based Annual Fee

     0.045% of the first $500 million in aggregate net assets of all Funds, plus

     0.03% of aggregate  net assets of all Funds in excess of $500 million up to
     $2 billion; plus

     0.015% of the aggregate net assets of all Funds in excess of $2 billion.

     The  asset-based  fees are  subject to an annual  minimum  fee equal to the number of Funds multiplied by $25,000.

Additional Class Annual Fee

     An  additional  class fee of $2,500 per class per year,  applicable to each additional class of shares over the first four classes of shares per Fund.

Transfer Agency Services

     The  following  per-account  fees,  applied  per  year to each  shareholder account (open or closed) on Citi's transfer agency system:

     Per Non-Networked Account up to 50,000 accounts               $20.00
     Per Non-Networked Account in excess of 50,000 accounts        $18.00
     Per Open Networked Level III Accounts                         $12.00
     Per Closed Accounts                                           $2.00

     For these purposes,  the following categories constitute an open account on the Citi system in any one month:  open account with balance,  open account with zero  balance,  or open account with  negative  balance and closed  account with activity.  Closed accounts with no activity in the month are considered a closed account for billing purposes.

AML Fees

     Annual Fees

     Program servicing:  $4,500 for the first 50,000 accounts, plus
                         $2,500 for accounts in excess of 50,000
                         (to be billed in equal monthly installments)

     Early Warning annual fee: $575.00

     Early Warning per record cost: $0.22

     Early Warning searches for all accounts except Networked Level III accounts are conducted and fees applied every three weeks.

     Equifax - per request cost: $5.00

Fair Value Support Services

     As compensation  for Fair Value Support Services (the services set forth in subsections  (b)2 and (b)3 (as they  relate  to fair  value  determinations)  of
Schedule B to this Agreement). Citi shall receive the following annual servicing fee for each Fund that the  Company  designates  as being  subject to fair value determinations  and for which Fair Value Support  Services are to be provided by
Citi hereunder, as follows:

     One-time Development Fee, due upon the execution of this Agreement: $10,000

     Annual Fee for Fair Value Support Services to be provided by Citi:

     For each Fund with less than 200 securities: $5,000
     For each Funds with at least 200 securities: $7,500
     (The Annual Fee is to be billed in equal monthly installments)

     The  foregoing  Citi fee(s) do not include out of pocket  costs.  Citi will also be  reimbursed  by the Company for the actual  costs  charged by Fair Value
Information  Vendors  with  respect  to the  provision  of  fair  value  pricing information to Citi for use in valuing the portfolio holdings of a specific Fund or Funds.

Profile II Fees

$56 per CUSIP per month plus

     Reimbursement  of NSCC  charges  Depository  Trust &  Clearing  Corporation charges and other  out-of-pocket  expenses  incurred by Citi in  performing  the
Profile II services set forth in this Agreement.

Annual Fee Adjustment

     Commencing  on the two-year  anniversary  of the Effective  Date,  Citi may annually  increase  the fixed fees and other  fees  expressed  as stated  dollar amounts in this  Agreement  by up to an amount  equal to the greater of: (a) the most  recent  annual  percentage  increase in  consumer  prices for  services as measured by the United States  Consumer  Price Index entitled "All Services Less
Rent of Shelter" or a similar  index  should such index no longer be  published, and (b) 5%.

Out of Pocket Expenses and Miscellaneous Charges

     The out of pocket  expenses  and  miscellaneous  services  fees and charges provided for under this  Agreement  are not included in the above fees and shall also be payable to Citi in accordance with the provisions of this Agreement.